UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________

FORM 8-K

 _______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2018

_______________________________________

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

_______________________________________

Maryland	814-01211	81-2621577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2018, Great Elm Capital Corp. (the “Company”) held the 2018 annual meeting of its stockholders (the “Annual Meeting”). The results of the voting at the Annual Meeting were:

	For	Against or Withheld	Abstentions and Broker Non-Votes
Election of directors: Randall Revell Horsey John E. Stuart	7,609,337	587,417	2,080,131
	7,625,680	571,074	2,080,131
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	10,021,244	174,040	81,601
Reduction of the Company’s required minimum asset coverage ratio from 200% to 150%, permitting it to double its amount of debt incurrence	7,548,613	640,644	7,497

Item 8.01 Other Events.

At the Annual Meeting (as disclosed above under Item 5.07), a majority of the stockholders of the Company approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company. As a result of such approval, and subject to satisfying certain ongoing disclosure requirements, effective May 4, 2018 the asset coverage ratio test applicable to the Company has been decreased from 200% to 150%, permitting the Company to incur additional leverage.

On May 7, 2018, the Company issued a press release  regarding the foregoing. The press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release, dated May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: May 7, 2018	/s/ Michael J. Sell
By: Michael J. Sell
Title: Chief Financial Officer